Exhibit 99.1

EFI

NEWS FROM EQUIFIN, INC.

FOR IMMEDIATE RELEASE

EQUIFIN REPORTS SUBSIDIARY’S TIMELY REPAYMENT OF SENIOR LENDER’S CREDIT FACILITY

•     •     •     •     •     •     •     •     •     •     •     •     •     •

SPRING LAKE, NEW JERSEY, December 20, 2004 – EquiFin, Inc. (OTC BB:EQUI) (the “Company”) today reported that its principal operating subsidiary Equinox Business Credit Corp. (“Equinox”) has timely satisfied the required repayment of its $20,000,000 senior credit facility from Wells Fargo Foothill (“Foothill”) through the transfer of Equinox’ portfolio assets to Foothill.  As a consequence of this transaction Foothill was fully repaid and Equinox’s subordinated lender, Laurus Funds, was also fully repaid.  Equinox will receive approximately $1,150,000, net of expenses, from this transaction. With the pay-off of the Foothill line of credit the Company closed the asset-based lending activities of Equinox where it had, during the past 2-1/2 years, provided revolving credit facilities of $500,000 to $3,000,000 to small midsize business enterprises.

EquiFin continues to operate its finance activities through its factoring division where it purchases accounts receivable from small businesses to provide them with working capital.  The Company will assess in the coming weeks whether this business activity can be sufficiently developed to support the Company’s public company status.

Except for the historical information contained herein, this press release contains forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievement of the Company to be materially different from any future results.  In addition to other factors that may be discussed in the Company’s filings with the Securities and Exchange Commission, the following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statement made by the Company:  (i) general economic and business conditions; (ii) the loss, insolvency or failure to pay its debts by a significant customer or customers; (iii) the maturing of debt and the ability of the Company to raise capital to repay or refinance such debt on favorable terms; and (iv) the success or failure of the Company’s efforts to implement its business strategy with respect to credit accommodations, which could depend upon, among other factors, the availability of capital on favorable terms toward the Company and the effects of economic conditions on the Company’s borrowers and the capital markets.

For more information, contact Mr. Walter Craig at the Company (732) 282-1411.